                                                                    EXHIBIT 99.2

                   INSTRUCTIONS TO REGISTERED HOLDER AND/OR
        BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                      OF
                 COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.
                              PHOENIX ASSOCIATES
                           10% SENIOR NOTES DUE 2006

  To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

  The undersigned hereby acknowledges receipt of the Prospectus, dated     ,
   (the "Prospectus") of Coaxial Communications of Central Ohio, Inc., an Ohio corporation ("Coaxial") and Phoenix Associates, a Florida general partnership ("Phoenix") and together with Coaxial, the "Issuers"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuers' offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

  This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the 10% Senior Notes due 2006 (the "Notes") held by you for the account of the undersigned.

  The aggregate face amount of the Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

  $         of the 10% Senior Notes due 2006

  With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

  [_]TO TENDER the following Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF NOTES TO BE TENDERED, IF
     ANY): $      .

  [_]NOT TO TENDER any Notes held by you for the account of the undersigned.

  If the undersigned instruct you to tender the Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that
(i) the undersigned's principal residence is in the state of (FILL IN STATE) , (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes,
(iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer--Purpose and Effect of the Exchange Offer," and
(v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Issuers or any of their subsidiaries; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Notes.

                                   SIGN HERE
 Name of beneficial owner(s): ________________________________________________
 Signature(s): _______________________________________________________________
 Name (please print): ________________________________________________________
 Address: ____________________________________________________________________
    _______________________________________________________________________
    _______________________________________________________________________
 Telephone number: ___________________________________________________________
 Taxpayer Identification or Social Security Number: __________________________
 Date: _______________________________________________________________________